INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in Registration Statement Nos. 333-67655 and 333- 84347 of Thistle Group Holdings, Co. on Form S-8 of our report dated February 1, 2002, incorporated by reference in this Annual Report on Form 10-K of Thistle Group Holdings, Co. for the year ended December 31, 2001.




/s/DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 11, 2002